As filed with the Securities and Exchange Commission on August 5, 2010

                                                                           Registration Statement No. 333–

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXCEL MARITIME CARRIERS LTD.
(Exact name of Registrant as specified in its charter)

Liberia (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)
Par La Ville Place 14 Par-La-Ville Road Hamilton, HM JX Bermuda (011)(30)(210) 620-9520 (Address and telephone number of Registrant's principal executive offices)		Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Excel Maritime Carriers Ltd. Attn: Pavlos Kanellopoulos 17th km National Road Athens Lamia & Finikos Street, 145-64 Nea Kifisia Athens, Greece (011)(30) (210) 620-9520	Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (phone) (212) 480-8421 (facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Primary Offering
Class A Common Shares, par value $0.01 per share
Preferred Shares(3)
Debt Securities(4)
Guarantees(5)
Warrants(6)
Purchase Contracts(7)
Units(8)
Primary Offering Total			$750,000,000.00	$53,475.00
Secondary Offering
Class A Common Shares, par value $0.01 per share	29,894,005	$6.04(9)	$180,559,790.20(9)	$12,873.92(10)
Warrants	4,071,428	--	--	--(11)
Class A Common Shares underlying the Warrants, par value $0.01 per share	4,071,428	$3.50(12)	$14,249,998(12)	$1,016.02(13)
Secondary Offering Total			$194,809,788.20	$13,889.94
TOTAL			$944,809,788.20	$67,364.94

(1)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price of $750,000,000 for all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement.  Also includes such indeterminate amount of debt securities and common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").  Pursuant to General Instruction II.C. of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement exceed $750,000,000.

(3)
There is being registered hereunder an indeterminate number of preferred shares as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $750,000,000 for all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement.

(4)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $750,000,000 for all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement.

(5)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Excel Maritime Carriers Ltd.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(6)
There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $750,000,000 for all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement.

(7)
There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $750,000,000 for all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement.

(8)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $750,000,000 for all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement.  Units may consist of any combination of the securities registered hereunder.

(9)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices on the NYSE on August 3, 2010 of the Class A Common Shares of the Registrant.

(10)	Determined in accordance with Section 6(b) of the Securities Act to be $12,873.92, which is equal to .00007130 multiplied by the proposed maximum aggregate offering price of $180,559,790.20.
(11)	No fee required pursuant to Rule 457(g) under the Securities Act.
(12)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.
(13)	Determined in accordance with Section 6(b) of the Securities Act to be $1,016.02, which is equal to .00007130 multiplied by the proposed maximum aggregate offering price of $14,249,998.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in Charter	Country of Incorporation	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number

Lowlands Beilun Shipco LLC	Marshall Islands	N/A	4412
Iron Miner Shipco LLC	Marshall Islands	N/A	4412
Kirmar Shipco LLC	Marshall Islands	N/A	4412
Iron Beauty Shipco LLC	Marshall Islands	N/A	4412
Iron Manolis Shipco LLC	Marshall Islands	N/A	4412
Iron Brooke Shipco LLC	Marshall Islands	N/A	4412
Iron Lindrew Shipco LLC	Marshall Islands	N/A	4412
Coal Hunter Shipco LLC	Marshall Islands	N/A	4412
Pascha Shipco LLC	Marshall Islands	N/A	4412
Coal Gypsy Shipco LLC	Marshall Islands	N/A	4412
Iron Anne Shipco LLC	Marshall Islands	N/A	4412
Iron Vassilis Shipco LLC	Marshall Islands	N/A	4412
Iron Bill Shipco LLC	Marshall Islands	N/A	4412
Santa Barbara Shipco LLC	Marshall Islands	N/A	4412
Ore Hansa Shipco LLC	Marshall Islands	N/A	4412
Iron Kalypso Shipco LLC	Marshall Islands	N/A	4412
Iron Fuzeyya Shipco LLC	Marshall Islands	N/A	4412
Iron Bradyn Shipco LLC	Marshall Islands	N/A	4412
Grain Harvester Shipco LLC	Marshall Islands	N/A	4412
Grain Express Shipco LLC	Marshall Islands	N/A	4412
Iron Knight Shipco LLC	Marshall Islands	N/A	4412
Coal Pride Shipco LLC	Marshall Islands	N/A	4412
Iron Man Shipco LLC	Marshall Islands	N/A	4412
Coal Age Shipco LLC	Marshall Islands	N/A	4412
Fearless I Shipco LLC	Marshall Islands	N/A	4412
Barbara Shipco LLC	Marshall Islands	N/A	4412
Linda Leah Shipco LLC	Marshall Islands	N/A	4412
King Coal Shipco LLC	Marshall Islands	N/A	4412
Coal Glory Shipco LLC	Marshall Islands	N/A	4412
Fianna Navigation S.A.	Liberia	N/A	4412
Marias Trading Inc.	Liberia	N/A	4412
Yasmine International Inc.	Liberia	N/A	4412
Tanaka Services Ltd.	Liberia	N/A	4412
Amanda Enterprises Ltd.	Liberia	N/A	4412
Whitelaw Enterprises Co.	Liberia	N/A	4412
Candy Enterprises Inc.	Liberia	N/A	4412
Fountain Services Ltd.	Liberia	N/A	4412
Harvey Development Corp.	Liberia	N/A	4412
Teagan Shipholding S.A.	Liberia	N/A	4412
Minta Holdings S.A.	Liberia	N/A	4412
Odell International Ltd.	Liberia	N/A	4412

Ingram Limited	Liberia	N/A	4412
Snapper Marine Ltd.	Liberia	N/A	4412
Barland Holdings Inc.	Liberia	N/A	4412
Centel Shipping Company Limited	Cyprus	N/A	4412
Castalia Services Ltd.	Liberia	N/A	4412
Sandra Shipco LLC	Marshall Islands	N/A	4412
Christine Shipco LLC	Marshall Islands	N/A	4412
Hope Shipco LLC	Marshall Islands	N/A	4412
Fritz Shipco LLC	Marshall Islands	N/A	4412
Benthe Shipco LLC	Marshall Islands	N/A	4412
Gayle Frances Shipco LLC	Marshall Islands	N/A	4412
Iron Lena Shipco LLC	Marshall Islands	N/A	4412
Maryville Maritime Inc.	Liberia	N/A	4412
Point Holdings Ltd.	Liberia	N/A	4412
Thurman International Ltd.	Liberia	N/A	4412
Bird Acquisition Corp.	Marshall Islands	N/A	4412
Magalie Investments Co.	Liberia	N/A	4412
Melba Management Ltd.	Liberia	N/A	4412
Naia Development Corp.	Liberia	N/A	4412
Liegh Jane Navigation S.A.	Liberia	N/A	4412

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2010

Excel Maritime Carriers Ltd.

$750,000,000

Class A Common Stock, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts and Units

Up to 29,894,005 Common Shares, up to 4,071,428 Warrants and up to 4,071,428 Common Shares
underlying the Warrants Offered by Selling Securityholders

Through this prospectus, we may periodically offer:

(1) our Class A common stock;
(2) our preferred shares;
(3) our debt securities, which may be guaranteed by one or more of our subsidiaries;
(4) our warrants;
(5) our purchase contracts; and
(6) our units.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.  The aggregate offering price of all securities issued under this prospectus may not exceed $750.0 million.

In addition, the selling securityholders named in the section "Selling Securityholders" may sell in one or more offerings from time to time pursuant to this prospectus (i) up to an aggregate of 29,894,005 shares of our Class A common stock, (ii) up to an aggregate of 4,071,428 warrants exercisable for shares of our Class A common stock, and (iii) up to an aggregate of 4,071,428 shares of our Class A common stock issuable upon the exercise of the warrants. The selling securityholders may sell any or all of their securities registered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on these selling securityholders and the times and manner in which they may offer and sell their securities registered under this prospectus is described under the sections titled "Selling Securityholders" and "Plan of Distribution" in this prospectus. We will not receive any of the proceeds from the sale of such securities, although we will receive the proceeds from the exercise of the warrants if they are not exercised on a cashless basis.

Our Class A common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "EXM".  On August 4, 2010, the last reported sale price of our Class A common stock was $6.03 per share.  Class B shareholders together own 100% of the shares of our issued and outstanding Class B common stock, representing approximately 64.2% of the voting power of our outstanding capital stock.

Investing in our securities involves significant risks.  See "Risk Factors" beginning on page 11 of this prospectus.  You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein carefully before you make your investment decision.
_________________

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August             , 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	11
FORWARD LOOKING STATEMENTS	12
RATIO OF EARNINGS TO FIXED CHARGES	13
PER SHARE MARKET PRICE INFORMATION	14
DIVIDEND POLICY	15
USE OF PROCEEDS	16
CAPITALIZATION	17
ENFORCEMENT OF CIVIL LIABILITIES	18
TAXATION	19
DESCRIPTION OF CAPITAL STOCK	26
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF DEBT SECURITIES	30
DESCRIPTION OF PURCHASE CONTRACTS	38
DESCRIPTION OF UNITS	39
SELLING SECURITYHOLDERS	40
PLAN OF DISTRIBUTION	42
EXPENSES	43
LEGAL MATTERS	43
EXPERTS	43
WHERE YOU CAN FIND ADDITIONAL INFORMATION	43

In this prospectus, "we", "us", "our" and the "Company" all refer to Excel Maritime Carriers Ltd. and its wholly-owned subsidiaries and consolidated joint ventures.

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process.  Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $750.0 million, and the selling securityholders may sell, from time to time, shares of our Class A common stock and warrants. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or any selling securityholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

ii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into the prospectus.

Our Company

We are an international provider of dry bulk seaborne transportation services, with a focus on the transport of iron ore, coal and grain, collectively referred to as "major bulks," and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as "minor bulks." Our Class A common stock trades on the NYSE under the symbol "EXM". On April 15, 2008, we completed an acquisition of Quintana Maritime Limited, or Quintana, formerly a NASDAQ-listed international provider of dry bulk seaborne transportation services, in which Quintana merged with one of our wholly-owned subsidiaries.

Currently, we own 40 vessels and, together with seven Panamax vessels we lease under bareboat charters and one Capesize vessel we operate through a joint venture in which we participate by 71.4%, we operate a fleet of 48 vessels, consisting of six Capesize, 14 Kamsarmax, 21 Panamax, five Handymax and two Supramax vessels, with a total carrying capacity of approximately 4.0 million dwt. In addition to the above fleet, through a wholly-owned subsidiary and four joint ventures, we have newbuildings on order for five Capesize vessels, one of which is expected to be delivered to us within the year ending December 31, 2010.

The technical management of our fleet is conducted by our wholly-owned subsidiary Maryville Maritime Inc., or Maryville.

Our Fleet

The following is a list of the operating vessels in our fleet as of August 4, 2010, all of which are dry bulk carriers:

Vessel Name	DWT	Year Built	Charter Type	Daily Rate	Average charter expiration
Capesize vessels
Sandra(1)	180,274	2008	Period	$26,500	Feb 2016
Christine (2, 3)	180,000	2010	Period	$25,000	Feb 2016
Iron Miner	177,931	2007	Period	$41,355	Feb 2012
Lowlands Beilun (4)	170,162	1999	Spot
Iron Beauty	164,218	2001	Spot
Kirmar	164,218	2001	Period	$49,000 (net)	May 2013
Kamsarmax vessels
Iron Bradyn	82,769	2005	Period	$22,000	Dec 2010
Iron Lindrew	82,598	2007	Period	$21,000	Dec 2010
Iron Brooke	82,594	2007	Period	$21,000	Dec 2010
Pascha	82,574	2006	Period	$21,000	Dec 2010
Coal Hunter	82,298	2006	Period	$22,000	Dec 2010
Iron Manolis	82,269	2007	Period	$22,000	Dec 2010
Santa Barbara	82,266	2006	Period	$22,000	Dec 2010
Iron Vassilis	82,257	2006	Period	$22,000	Dec 2010
Iron Kalypso	82,224	2006	Period	$22,000	Dec 2010
Coal Gypsy	82,221	2006	Period	$22,000	Dec 2010
Iron Anne	82,220	2006	Period	$22,000	Dec 2010
Iron Fuzeyya	82,209	2006	Period	$22,000	Dec 2010
Ore Hansa	82,209	2006	Period	$22,000	Dec 2010
Iron Bill	82,187	2006	Period	$22,000	Dec 2010

Panamax vessels
Grain Express	76,466	2004	Period	$22,000	Dec 2010
Iron Knight	76,429	2004	Period	$22,000	Dec 2010
Grain Harvester	76,417	2004	Period	$30,000	May 2011
Isminaki	74,577	1998	Spot
Angela Star	73,798	1998	Spot
Elinakos	73,751	1997	Spot
Coal Glory (5)	73,670	1995	Period	$24,000	May 2011
Rodon	73,656	1993	Spot
Fearless I (5)	73,427	1997	Spot
Linda Leah (5)	73,317	1997	Period	$24,000	Apr 2011
Barbara (5)	73,307	1997	Period	$23,000	Aug 2010
King Coal (5)	72,873	1997	Period	$56,000	Jun 2011
Iron Man (5)	72,861	1997	Spot
Coal Age (5)	72,824	1997	Period	$21,250	Oct 2010
Coal Pride	72,493	1999	Period	$24,000	May 2011
Happy Day	71,694	1997	Period	$27,000	Jul 2011
Birthday	71,504	1993	Spot
Renuar	70,155	1993	Period	$22,500	Dec 2010
Powerful	70,083	1994	Spot
Fortezza	69,634	1993	Period	$27,000	Jul 2011
First Endeavour	69,111	1994	Spot
Supramax vessels
July M	55,567	2005	Spot
Mairouli	53,206	2005	Spot
Handymax vessels
Emerald	45,588	1998	Spot
Marybelle	42,552	1987	Spot
Attractive	41,524	1985	Spot
Lady	41,090	1985	Spot
Princess I	38,858	1994	Spot

TOTAL DWT	4,040,130

(1) The Charter has a 50% profit sharing over the base rate based on the monthly AV4 BCI Time Charter Rate, which is the Baltic Capesize Index Average of four specific time charter routes as published daily by the Baltic Exchange in London.

(2) The charter has a 50% profit sharing over the base rate on the monthly average BCI Time Charter Rate, as defined above.

(3) The Company holds a 71.4% interest in the joint venture that owns the vessel.

(4) A second charter on the vessel has been fixed commencing upon completion of her current charter and through September 2015 at a daily base rate of $28,000, with 50% profit sharing over the base rate based on the monthly average BCI Time Charter Rate, as published daily by the Baltic Exchange in London.

(5) Indicates a vessel sold to a third party in July 2007 and subsequently leased back to Quintana under a bareboat charter.

In addition to the above fleet, we are party through a wholly owned subsidiary and the joint ventures in which we participate to the following newbuilding contracts for five Capesize vessels:

Vessel	DWT	Expected Delivery	Ownership
Hope (tbn Mairaki)	181,000	November 2010	100%
Fritz	180,000	May 2010 (A)	50.0%
Benthe	180,000	June 2010 (A)	50.0%
Gayle Frances	180,000	July 2010 (A)	50.0%
Iron Lena	180,000	August 2010 (A)	50.0%
Total	901,000

(A)    Indicates a contracted delivery date for a newbuilding vessel for which no refund guarantee has yet been received.  As of August 4, 2010, Fritz, Benthe and Gayle Frances are delayed in delivery whereas the delivery of Iron Lena may also be delayed. These vessels may never be delivered at all.

Our Business Strategy

We intend to increase our profitability and strengthen our core business through the following principal strategies:

Fleet Expansion and Reduction in Average Age.  We intend to continue to grow and, over time, reduce the average age of our fleet. Most significantly, our recent acquisition of Quintana has allowed us to add 30 young and well maintained dry bulk carriers to our fleet. Our vessel acquisition candidates generally are chosen based on economic and technical criteria. We also expect to explore opportunities to sell some of our older vessels at attractive prices.

Balanced Fleet Deployment Strategy. Our fleet deployment strategy seeks to maximize charter revenue throughout industry cycles while maintaining cash flow stability. We intend to achieve this through a balanced portfolio of spot and period time charters. Upon completion of their current charters, our recently acquired vessels may or may not be employed on spot / short-duration time charters, depending on the market conditions at the time.

Capitalizing on our Established Reputation.  We believe that we have established a reputation in the international shipping community for maintaining high standards of performance, reliability and safety. In addition, our wholly owned management subsidiary, Maryville carries the distinction of being one of the first Greece-based ship management companies to have been certified ISO 14001 compliant by Bureau Veritas. Since Maryville became the manager of our vessels in 1998, we have not suffered the total loss of a vessel at sea or otherwise.

Expansion of Operations and Client Base. We aim to become one of the world's premier full service dry bulk shipping companies. We operate a fleet of 48 vessels with a total carrying capacity of 4.0 million dwt and a current average age of approximately 10.0 years, which makes us one of the largest dry bulk shipping companies in the industry and gives us the largest dry bulk fleet by dwt operated by any U.S.-listed company.

Competitive Strengths

We believe that we possess a number of competitive strengths in our industry:

Experienced Management Team.  Our management team has significant experience in operating dry bulk carriers and expertise in all aspects of commercial, technical, operational and financial areas of our business, promoting a focused marketing effort, tight quality and cost controls, and effective operations and safety monitoring.

Strong Customer Relationships.  We have strong relationships with our customers and charterers that we believe are the result of the quality of our fleet and our reputation for quality vessel operations. Through our wholly-owned management subsidiary, Maryville, we have many long-established customer relationships, and our management believes it is well regarded within the international shipping community. During the past 19 years, vessels managed by Maryville have been repeatedly chartered by subsidiaries of major dry bulk operators. In 2009, we derived approximately 34% of our gross revenues from a single charterer, Bunge Limited, or Bunge, which is an agribusiness.

Cost Efficient Operations.  We have historically operated our fleet at competitive costs by carefully selecting secondhand vessels, competitively commissioning and actively supervising cost efficient shipyards to perform repair, reconditioning and systems upgrading work, together with a proactive preventive maintenance program both ashore and at sea, and employing professional, well-trained masters, officers and crews. We believe that this combination has allowed us to minimize off-hire periods, effectively manage insurance costs and control overall operating expenses.

A discussion of factors affecting those competitive conditions is included under "Risk Factors" beginning on page 11.

Corporate Structure

We, Excel Maritime Carriers Ltd., are a holding company incorporated under the laws of the Republic of Liberia , on November 2, 1988. We own and operate our vessels through vessel-owning subsidiaries that are owned by two intermediary companies: Point Holdings Ltd., or Point, one of our wholly-owned subsidiaries incorporated in the Republic of Liberia, and Bird Acquisition Corp., or Bird, one of our wholly-owned subsidiaries incorporated in the Republic of the Marshall Islands. Bird is also a joint venture partner in five Marshall Islands vessel-owning companies. Our wholly-owned subsidiary Maryville provides commercial and technical management services for our fleet. We maintain our principal executive offices at Par La Ville Place, 14 Par-La-Ville Road, Hamilton, HM JX, Bermuda. Our telephone number is (011)(30) (210) 620-9520. Our corporate website address is http://www.excelmaritime.com. As of September 15, 2005, our Class A common shares have been listed on the NYSE under the symbol "EXM". Previously, our shares were listed on the American Stock Exchange under the symbol "EXM".

Appointment of Chief Financial Officer, Chief Operating Officer and Director

On March 29, 2010, following the resignation of Mr. Eleftherios Papatrifon from his position as our Chief Financial Officer, we appointed Mr. Pavlos Kanellopoulos as our new Chief Financial Officer, and Mr. Kanellopoulos assumed his position on April 1, 2010. Mr. Kanellopoulos has 15 years of experience in banking and finance positions, mostly at a senior level and, prior to joining the Company, was employed as Group CFO at Forthnet SA, one of the largest alternative telecom and pay-TV operators in Greece.  Following his resignation as our Chief Financial Officer, Mr. Papatrifon was appointed to our Board of Directors on March 31, 2010.

On March 29, 2010, following the resignation of Mr. George Agadakis from his position as our Chief Operating Officer, we appointed Mr. Charalampos Mazarakis as our new Chief Operating Officer, and Mr. Mazarakis assumed his position on May 18, 2010. Mr. Mazarakis has 20 years of experience in finance and operations positions, mostly at a senior level and, prior to joining the Company, was employed as Group CFO at Titan Cement Group, an international building materials company.

Securities We May Offer

We may use this prospectus to offer up to $750.0 million of our:

•  Class A common stock;

•  preferred shares;

•  debt securities, which may be guaranteed by one or more of our subsidiaries;

•  warrants;

•  purchase contracts; and

•  units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Securities the Selling Securityholders May Offer

In addition, the selling securityholders named in this prospectus may sell in one or more offerings pursuant to this prospectus (i) up to an aggregate of 29,894,005 shares of our Class A common stock, (ii) up to an aggregate of 4,071,428 warrants exercisable for shares of our Class A common stock, and (iii) up to an aggregate of 4,071,428 shares of our Class A common stock issuable upon the exercise of the warrants. We will not receive any of the proceeds from the sale of such securities, although we will receive the proceeds from the exercise of the warrants if they are not exercised on a cashless basis.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth summary consolidated financial data as of and for each of the three years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2009 and 2010. This data was derived from our audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2009 filed with the Commission on March 10, 2010, as amended on July 22, 2010, and from our unaudited interim consolidated financial statements for the six months ended June 30, 2009 and 2010 included in our Report on Form 6-K furnished to the Commission on August 5, 2010, each of which is incorporated by reference herein. The financial data below should be read together with, and are qualified in their entirety by reference to, our historical consolidated financial statements and the accompanying notes and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are set forth in such Annual Report on Form 20-F, as amended, and unaudited interim consolidated financial statements for the six months ended June 30, 2010 furnished in our Report on Form 6-K.

Summary Consolidated Financial and Other Data

	Year ended December 31,				Six months ended June 30,
	2007 (1)	2008	(1,2)	2009	2009 (unaudited)	2010 (unaudited)
	(In thousands of U.S. Dollars, except for share and per share data and average daily results)
STATEMENT OF OPERATIONS DATA:
Voyage revenues	$176,689	$461,203		$391,746	$191,245	$211,252
Time charter amortization	-	233,967		364,368	204,446	158,742
Revenues from managing related party vessels	818	890		488	277	210
Voyage expenses	(11,077)	(28,145)		(19,317)	(9,877)	(13,266)
Charter hire expense	-	(23,385)		(32,832)	(16,281)	(16,281)
Charter hire amortization	-	(28,447)		(39,952)	(19,816)	(19,808)
Commissions – related party	(2,204)	(3,620)		(2,260)	(1,025)	(1,508)
Vessel operating expenses	(33,637)	(69,684)		(83,197)	(42,210)	(43,113)
Depreciation	(27,864)	(98,753)		(123,411)	(61,266)	(61,643)
Vessel impairment loss	-	(2,232)		-	-	-
Dry docking and special survey costs	(6,834)	(13,511)		(11,379)	(7,932)	(9,538)
General and administrative expenses	(12,586)	(32,925)		(42,995)	(16,865)	(16,443)
Loss on disposal of JV ownership interest	-	-		(3,705)	-	-
Gain on sale of vessels	6,993	-		61	61	-
Write down of goodwill	-	(335,404)		-	-	-
Loss from vessel's purchase cancellation	-	(15,632)		-	-	-
Operating income	90,298	44,322		397,615	220,757	188,604
Interest and finance costs, net	(8,111)	(54,889)		(56,287)	(32,432)	(21,160)
Interest rate swap losses, net	(439)	(35,884)		(1,126)	8,185	(19,991)
Foreign exchange gains (losses)	(367)	71		(322)	(37)	252
Other, net	(66)	1,585		408	(177)	(661)
US source income taxes	(486)	(783)		(660)	(353)	(572)
Income from investment in affiliate	873	487		-	-	-
Loss in value of investment	-	(10,963)		-	-	-
Net income (loss)	81,702	(56,054)		339,628	195,943	146,472
Loss assumed (income earned) by non-controlling interests	2	140		154	87	(257)
Net income (loss) attributable to Excel	$81,704	$(55,914)		$339,782	$196,030	146,215

Earnings (losses) per common share, basic	$4.10	$(1.53)		$5.03	$3.35	$1.83
Weighted average number of shares, basic	19,949,644	37,003,101		67,565,178	58,480,526	79,681,876
Earnings (losses) per common share, diluted	$4.09	$(1.53)		$4.85	$3.27	$1.78
Weighted average number of shares, diluted	19,965,676	37,003,101		69,999,760	59,935,790	82,091,338
Cash dividends declared per share	$0.60	$1.20		$-	$-	$-

BALANCE SHEET DATA:
Cash and cash equivalents	$243,672	$109,792	$100,098		$106,599
Current assets, including cash	252,734	127,050	148,100		134,586
Vessels net / advances for vessel acquisition	527,164	2,893,615	2,731,347		2,729,825
Total assets	813,499	3,316,809	3,130,182		3,095,680
Current liabilities, including current portion of long—term debt	55,990	314,903	217,174		200,576
Total long—term debt, excluding current portion	315,301	1,256,707	1,121,765		1,084,151
Total Stockholders' equity	442,208	1,053,398	1,486,272		1,643,789

OTHER FINANCIAL DATA:
Net cash provided by operating activities	$108,733	$263,899	$147,252	$69,438	$88,187
Net cash used in investing activities	(123,609)	(785,279)	(2,282)	354	(59,956)
Net cash provided by (used in) financing activities	172,259	387,500	(154,664)	(93,073)	(21,730)

FLEET DATA:
Average number of vessels (3)	16.5	38.6	47.2	47.4	47.3
Available days for fleet (4)	5,646	13,724	16,878	8,365	8,101
Calendar days for fleet (5)	6,009	14,134	17,229	8,581	8,569
Fleet utilization (6)	94.0%	97.1%	98.0%	97.5%	94.5%

AVERAGE DAILY RESULTS:
Time charter equivalent (7)	$28,942	$31,291	$21,932	$21,559	$24,254
Vessel operating expenses(8)	5,598	4,930	4,829	4,919	5,031
General and administrative expenses (9)	2,156	2,324	2,514	1,970	1,889
Total vessel operating expenses (10)	7,754	7,254	7,343	6,889	6,920

(1) The financial information for the years presented has been adjusted to reflect the adoption of the amendments in the accounting for Non-controlling Interest in a Subsidiary provided in FASB Accounting Standards CodificationTM, ("ASC") Topic 810-10-45, the adoption of ASC Topic 470-20 which requires the issuer of certain convertible debt instruments that may be settled in cash on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible borrowing rate, as well as the change in the method of accounting for dry docking and special survey costs discussed in the notes to the consolidated financial statements included in "Item 18, Financial Statements" in our Annual Report on Form 20-F filed with the Commission on March 10, 2010, as amended on July 22, 2010. With the exception of the amendments made in ASC 810 which require retrospective application only in the presentation and disclosure requirements, the other two accounting changes require retrospective application for all periods presented and were effected in the accompanying consolidated financial statements in accordance with ASC Topic 250 "Accounting Changes and Error Corrections", which requires that an accounting change should be retrospectively applied to all prior periods presented, unless it is impractical to determine the prior period impacts. The effect of the above changes is presented in Note 3 to our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2009, as amended on July 22, 2010.

(2) On January 29, 2008, we entered into an Agreement and Plan of Merger with Quintana and Bird, our wholly-owned subsidiary. On April 15, 2008, we completed the acquisition of 100% of the voting equity interests in Quintana. As a result of the acquisition, Quintana operates as a wholly-owned subsidiary of Excel under the name Bird. The acquisition of Quintana was accounted for under the purchase method of accounting. We began consolidating Quintana from April 16, 2008, as of which date the results of operations of Quintana are included in the 2008 consolidated statement of operations.

(3) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of calendar days each vessel was a part of our fleet during the period divided by the number of calendar days in that period.

(4) Available days for fleet are the total calendar days the vessels were in our possession for the relevant period after subtracting for off hire days associated with major repairs, dry-dockings or special or intermediate surveys.

(5) Calendar days are the total days we possessed the vessels in our fleet for the relevant period including off hire days associated with major repairs, dry-dockings or special or intermediate surveys.

(6) Fleet utilization is the percentage of time that our vessels were available for revenue generating available days, and is determined by dividing available days by fleet calendar days for the relevant period.

(7) Time charter equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing voyage revenues (net of voyage expenses) by available days for the relevant time period. Voyage expenses primarily consist of port, canal and fuel costs, net of gains or losses from the sales of bunkers to time charterers that are unique to a particular voyage, which would otherwise be paid by the charterer under a time charter contract, as well as commissions.

Time charter equivalent revenue and TCE rate are not measures of financial performance under U.S. GAAP and may not be comparable to similarly titled measures of other companies. However, TCE is a standard shipping industry performance measure used primarily to compare period-to-period changes in a shipping company's performance despite changes in the mix of charter types (i.e., spot voyage charters, time charters and bareboat charters) under which the vessels may be employed between the periods. The following table reflects the calculation of our TCE rate for the years presented (amounts in thousands of U.S. dollars, except for TCE rate, which is expressed in U.S. dollars and available days):

	Year ended December 31,			Six month period ended June 30,
	2007	2008	2009	2009	2010
Voyage revenues	$176,689	$461,203	$391,746	$191,245	$211,252
Less: Voyage expenses and commissions to related party	(13,281)	(31,765)	(21,577)	(10,902)	(14,774)
Time Charter equivalent revenues	$163,408	$429,438	$370,169	$180,343	196,478
Available days for fleet	5,646	13,724	16,878	8,365	8,101
Time charter equivalent (TCE) rate	$28,942	$31,291	$21,932	$21,559	$24,254

(8) Daily vessel operating expenses, which include crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs is calculated by dividing vessel operating expenses by fleet calendar days for the relevant time period.

(9) Daily general and administrative expenses are calculated by dividing general and administrative expenses including foreign exchange differences by fleet calendar days for the relevant time period.

(10) Total vessel operating expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. TVOE is the sum of vessel operating expenses and general and administrative expenses. Daily TVOE is the sum of daily vessel operating expenses and daily general and administrative expenses.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and discussion of risks set forth under the heading "Risk Factors" in our Report of Foreign Private Issuer on Form 6-K submitted to the Commission on August 5, 2010, and the documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities. Please see "Where You Can Find Additional Information – Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition and the trading price of our securities could decline.

FORWARD LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. The words "believe", "anticipate", "intend", "estimate", "forecast", "project", "plan", "potential", "will", "may", "should", "expect" and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the dry bulk vessel market, changes in the company's operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of dry bulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission and the NYSE. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the five years ended December 31, 2005, 2006, 2007, 2008 and 2009 and the six months ended June 30, 2010 (amounts in thousands of U.S. dollars except for ratio of earnings to fixed charges). (1)

	For the years ended December 31,									For the six months ended June 30,
	2005		2006		2007		2008	2009		2010
	(unaudited)									(unaudited)
Earnings
Pre-tax income (loss)	$67,851		$28,840		$81,317		$(44,655)	$340,442		$146,787
Add: Fixed charges	10,091		15,900		15,582		76,572	68,380		28,635
	77,942		44,740		96,899		31,917	408,822		175,422
Less: Capitalized interest	-		-		-		(3,325)	(1,563)		(659)
Total earnings	$77,942		$44,740		$96,899		$28,592	$407,259		$174,763

Fixed charges
Interest expensed and capitalized	$9,538		$15,315		$13,877		$53,310	$44,905		$16,940
Amortization and write-off of capitalized expenses relating to indebtedness	526		487		437		4,270	3,823		1,775
Amortization of existing notes debt discount	-		-		1,134		5,628	6,154		3,266
Interest within rental expense	27		98		134		13,364	13,498		6,654
Total fixed charges	$10,091		$15,900		$15,582		$76,572	$68,380		28,635

Ratio of earnings to fixed charges	7.7	x	2.8	x	6.2	x	0.4x (2)	6.0	x	6.1	x

____________
(1) We have not issued any preferred stock as of the date of this prospectus.
(2) Our earnings were insufficient to cover fixed charges, and accordingly, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $47,980 to achieve a coverage of 1:1 in 2008.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings (losses) consist of pre-tax income (loss) available to Excel Maritime Carriers Ltd. before adjustments for income from equity investees, plus fixed charges, amortization of capitalized interest, and distributed income (loss) of equity investees, less interest capitalized. Fixed charges consist of interest expensed and capitalized, interest portion of rental expense, and amortization and write-off of capitalized expenses relating to indebtedness.

PER SHARE MARKET PRICE INFORMATION

Our Class A common stock has traded on the NYSE under the symbol "EXM" since September 15, 2005.  Prior to that date, our Class A common stock traded on AMEX under the same symbol.

The table below sets forth the high and low closing prices for each of the calendar months indicated for Excel Class A common shares.

The high and low closing prices for the Class A common shares, by year, from 2005 to 2009 were as follows:

For The Year Ended	NYSE Low (US$)	NYSE High (US$)
December 31, 2005	11.30	28.47
December 31, 2006	7.66	14.61
December 31, 2007	14.71	81.38
December 31, 2008	3.61	57.72
December 31, 2009	3.17	11.23

The high and low closing prices for the Class A common shares, by quarter, in 2008, 2009 and for the first two quarters of 2010 were as follows:

For The Quarter Ended	NYSE Low (US$)	NYSE High (US$)
March 31, 2008	24.76	39.86
June 30, 2008	28.05	57.72
September 30, 2008	13.40	41.70
December 31, 2008	3.61	14.75
March 31, 2009	3.17	9.03
June 30, 2009	4.74	11.23
September 30, 2009	5.97	9.90
December 31, 2009	5.50	8.40
March 31, 2010	5.13	7.42
June 30, 2010	4.98	7.47

The high and low closing prices for shares of our Class A common stock for the most recent six months for each month were as follows:

For The Month Ended	NYSE Low (US$)	NYSE High (US$)
February 2010	5.13	6.15
March 2010	5.78	6.44
April 2010	6.09	7.12
May 2010	5.28	7.47
June 2010	4.98	5.89
July 2010	4.71	6.16
August 1 to August 4, 2010	6.02	6.22

On August 4, 2010, the closing price of shares of our Class A common stock as quoted on the NYSE was $6.03. At that date, there were 81,168,671 shares of our Class A common stock and 145,746 shares of our Class B common stock issued and outstanding.

DIVIDEND POLICY

On February 17, 2009, the Company announced that its Board of Directors had decided to suspend the Company's dividends, including the dividend in respect to the fourth quarter of 2008.  The payment and the amount of dividends in the future, if at all, will be regularly assessed subject to the discretion of the Board of Directors and will depend on, among other things, leverage, liquidity and capital resources, overall market conditions available cash balances, anticipated cash needs, our results of operations, our financial condition, and any loan agreement restrictions binding the Company or its subsidiaries, as well as other relevant factors. Furthermore, because the Company is a holding company with no material assets other than the stock of its subsidiaries, its ability to pay dividends in the future will depend on the earnings and cash flows of its subsidiaries and their ability to pay dividends to the Company.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer by this prospectus for general corporate purposes, including but not limited to repayment of debt or acquisition of vessels.

We will not receive any of the proceeds from the sale of (i) up to an aggregate of 29,894,005 shares of our Class A common stock, (ii) up to an aggregate of 4,071,428 warrants exercisable for shares of our Class A common stock, and (iii) up to an aggregate of 4,071,428 shares of our Class A common stock issuable upon the exercise of the warrants by the selling securityholders pursuant to this prospectus. However, we will receive the proceeds from the exercise of the warrants if they are not exercised on a cashless basis.

CAPITALIZATION

The following table sets forth our consolidated capitalization at June 30, 2010:

•	on an actual basis;

•	on an adjusted basis to give effect to:

▪
the payment on July 1, 2010 of scheduled loan principal installments of $19.0 million and $28.0 million representing the excess cash for the six-month period ended December 31, 2009 as provided in our $1.4 billion credit facility.

There have been no significant changes to our capitalization since June 30, 2010, as so adjusted.

	As of June 30, 2010
	Actual	As Adjusted
	(in thousands of U.S. dollars, except for share and per share amounts)
Debt:
Current portion of long-term debt (secured and guaranteed)	$130,763	$83,750
Total long-term debt, net of current portion (secured and guaranteed)	981,249	981,249
1.875% convertible senior notes due 2027 (unsecured)	114,727	114,727
Total debt(1)	$1,226,739	$1,179,726
Shareholders' equity:
Preferred stock, $0.1 par value: 5,000,000 shares authorized, none issued	$-	$-
Common stock $0.01 par value; 994,000,000 Class A shares and 1,000,000 Class B shares authorized; 81,168,671 Class A shares and 145,746 Class B shares, issued and outstanding, (2)	813	813
Additional paid-in capital	1,053,463	1,053,463
Accumulated other comprehensive loss	(85)	(85)
Retained earnings	580,060	580,060
Less: Treasury stock (115,529 Class A shares and 588 Class B shares)	(189)	(189)
Excel Shareholders' equity	$1,634,062	$1,634,062
Non-controlling interests	9,727	9,727
Total Shareholders' equity	1,643,789	1,643,789
Total capitalization	$2,870,528	$2,823,315

(1)	Total debt does not include the fair value of the derivative liabilities which was $58.7 million at June 30, 2010.

(2)
Outstanding common stock does not reflect the shares of our Class A common stock issuable upon exercise of the remaining warrants to purchase 4,071,428 shares of our Class A common stock at a price of $3.50 per share, of which 5,500,000 such warrants were originally issued (of which 1,428,572 have been exercised) as part of the $50.0 million equity infusion from entities affiliated with the family of our Chairman and upon conversion of the existing notes.

ENFORCEMENT OF CIVIL LIABILITIES

           We are a Liberian corporation, and our executive offices and administrative activities and assets, as well as those of the experts named in this prospectus, are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon us or those persons or to enforce both in the United States and outside the United States judgments against us or those persons obtained in United States courts in any action, including actions predicated upon the civil liability provisions of the federal securities laws of the United States.  In addition, our directors and officers are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of those persons are or may be located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States on those persons or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.  We have been advised by our legal counsel, Seward & Kissel LLP, that there is uncertainty as to whether the courts of Liberia would (i) enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the federal securities laws of the United States or (ii) entertain original actions brought in Liberian courts against us or such persons predicated upon the federal securities laws of the United States.

TAXATION

The following discussion summarizes the material U.S. federal income tax and Liberian tax consequences to U.S. Holders and Non-U.S. Holders (both as defined below) of the purchase, ownership and disposition of our Class A common stock. This summary does not purport to deal with all aspects of U.S. federal income taxation or Liberian taxation that may be relevant to an investor's decision to purchase Class A common stock, nor any tax consequences arising under the laws of any state, locality or other foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, persons that hold Class A common stock as part of a straddle, persons who own 10% or more of our outstanding stock, persons deemed to sell the Class A common stock under the constructive sale provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Holders (as defined below) whose "functional currency" is other than the U.S. dollar, partnerships or other pass-through entities, or persons who acquire or are deemed to have acquired the Class A common stock in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who hold the Class A common stock as "capital assets" (generally, property held for investment) within the meaning of Code Section 1221.

U.S. Federal Income Tax Considerations

In the opinion of Seward & Kissel LLP, our U.S. counsel, the following are the material U.S. federal income tax consequences to us of our activities and to U.S. Holders and Non-U.S. Holders (both as defined below) of our Class A common stock. The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect. Except as otherwise noted, this discussion is based on the assumption that we will not maintain an office or other fixed place of business within the United States. References in the following discussion to "we" and "us" are to Excel Maritime Carriers Ltd. and its subsidiaries on a consolidated basis.

U.S. Federal Income Taxation of U.S. Holders

As used in this section, a "U.S. Holder" is a beneficial owner of Class A common stock that is: (1) an individual citizen or resident alien of the United States, (2) a corporation or other entity that is taxable as a corporation, created or organized under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, and (4) a trust, if a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Class A common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the Class A common stock are encouraged to consult their own tax advisors.

Taxation of Distributions on Class A Common Stock

Subject to the discussion below under "Passive Foreign Investment Company Status and Significant Tax Consequences," distributions, if any, paid on our Class A common stock generally will be includable in a U.S. Holder's income as dividend income to the extent made from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in his common stock on a dollar for dollar basis and thereafter as capital gain. Such distributions will not be eligible for the dividends-received deduction, but may qualify for taxation at preferential rates (for taxable years beginning on or before December 31, 2010) in the case of a U.S. Holder which is an individual, trust or estate (a "U.S. Non-Corporate Holder"), provided that the Class A common stock is traded on an established securities market in the United States (such as the New York Stock Exchange on which our Class A common stock is currently traded) and such holder meets certain holding period and other requirements, and provided further that we do not constitute a passive foreign investment company, as described below.

Legislation has been previously introduced in the U.S. Congress which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of the enactment. Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Holder.  Further, in the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer in tax years beginning on January 1, 2011 or later will be taxed at ordinary graduated tax rates.

Special rules may apply to any ''extraordinary dividend''—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder's adjusted basis in a common share—paid by us. If we pay an ''extraordinary dividend'' on our common stock that is treated as ''qualified dividend income,'' then any loss derived by a U.S. Non-Corporate Holder from the sale or exchange of such common stock will be treated as long-term capital loss to the extent of such dividend.

Dividends paid on our Class A common stock will be income from sources outside the United States and will generally constitute "passive category income" or, in the case of certain U.S. Holders, "general category income" for U.S. foreign tax credit limitation purposes.

Sale, Exchange or Other Disposition of Class A Common Stock

Subject to the discussion below under "Passive Foreign Investment Company Status and Significant Tax Consequences," upon the sale, exchange or other disposition of Class A common stock, a U.S. Holder generally will recognize capital gain or capital loss equal to the difference between the amount realized on such sale or exchange and such holder's adjusted tax basis in such Class A common stock. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations). A U.S. Holder's gain or loss will generally be treated (subject to certain exceptions) as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company for U.S. federal income tax purposes. In general, we will be treated as a passive foreign investment company with respect to a U.S. Holder of our Class A common stock if, for any taxable year in which such holder held our Class A common stock, either:

(1)	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), or

(2)	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

Based on our current operations and future projections, we do not believe that we are, nor do we expect to become, a passive foreign investment company with respect to any taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a passive foreign investment company, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute active income from the performance of services rather than passive, rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether we were a passive foreign investment company. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. In the absence of any legal authority specifically relating to the statutory provisions governing passive foreign investment companies, the IRS or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a passive foreign investment company with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which election we refer to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to the Class A common stock, as discussed below. For taxable years beginning on or after March 18, 2010, a U.S. Holder of shares in a PFIC will be required to file an annual information return containing information regarding the PFIC as required by applicable Treasury Regulations.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an "Electing Holder," the Electing Holder must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for each taxable year which we are a PFIC that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. No portion of any such inclusions of ordinary earnings will be treated as "qualified dividend income." Net capital gain inclusions of U.S. Non-Corporate Holders would be eligible for preferential capital gains tax rates. The Electing Holder's adjusted tax basis in the Class A common stock will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common stock and will not be taxed again once distributed. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of the Class A common stock. A U.S. Holder would make a timely QEF election for Class A common stock by filing one copy of IRS Form 8621 with his U.S. federal income tax return for the first year in which he held such shares when we were a PFIC. If we were to be treated as a PFIC for any taxable year, we would provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a "Mark-to-Market" Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as is currently the case, the Class A common stock is treated as "marketable stock," a U.S. Holder would be allowed to make a "mark-to-market" election with respect to the Class A common stock, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the Class A common stock at the end of the taxable year over such holder's adjusted tax basis in the Class A common stock. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the Class A common stock over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in his Class A common stock would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of the Class A common stock would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a "mark-to-market" election for that year, whom we refer to as a "Non-Electing Holder," would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common stock in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the Class A common stock), and (2) any gain realized on the sale, exchange or other disposition of the Class A common stock. Under these special rules:

•           the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the Class A common stock;

•           the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income and would not be "qualified dividend income"; and

•           the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These special rules would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of the Class A common stock. If the we are a PFIC and a Non-Electing Holder who is an individual dies while owning the the Class A common stock, such holder's successor generally would not receive a step-up in tax basis with respect to such shares.

U.S. Federal Income Taxation of Non-U.S. Holders

A "Non-U.S. Holder" is a beneficial owner of Class A common stock that is neither a "U.S. Holder," as defined above, nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes. In general, payments on the Class A common stock to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange, redemption or conversion of the Class A common stock will not be subject to U.S. federal income or withholding tax, unless:

(1)
such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (or, in the case of an applicable tax treaty, is attributable to the Non-U.S. Holder's permanent establishment in the United States),

(2)
in the case of gain, such Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days in the taxable year of the sale of the Class A common stock and certain other requirements are met, or

(3)	the certification described below (see "Information Reporting and Backup Withholding") has not been fulfilled with respect to such Non-U.S. Holder.

Except as may otherwise be provided in an applicable income tax treaty between the United States and a foreign country, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Such a Non-U.S. Holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI. In addition, if the Non-U.S. Holder is a corporation, such holder may be subject to a branch profits tax at a 30% rate (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. A Non-U.S. Holder will not be considered to be engaged in a trade or business within the United States for U.S. federal income tax purposes solely by reason of holding the Class A common stock.

Information Reporting and Backup Withholding

Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each U.S. Holder and Non-U.S. Holder (collectively, a "Holder"), and "backup withholding" with respect to certain payments made on or with respect to the Class A common stock. Certain Holders are exempt from backup withholding, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its Taxpayer Identification Number, or TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

A Non-U.S. Holder which receives payments made on or with respect to the Class A common stock through the U.S. office of a broker, will be not be subject to either IRS reporting requirements or backup withholding if such Non-U.S. Holder provides to the withholding agent either IRS Form W-8BEN or W-8IMY, as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person.

The payment of the proceeds on the disposition of the Class A common stock to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the Holder provides the certification described above or otherwise establishes an exemption from such reporting and withholding requirements.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is furnished. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Taxation of the Company's Operating Income

In General

Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels (e.g., through a contract of affreightment), from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as "shipping income," to the extent that the shipping income is derived from sources within the United States. Shipping income includes income derived both from vessels which are owned by a foreign corporation as well as those vessels that are chartered in by a foreign corporation. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as "U.S.-source shipping income."

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

In the absence of exemption from tax under Code Section 883, our gross U.S. source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from U.S. Federal Income Taxation

Under Code Section 883 and the regulations thereunder, we will be exempt from U.S. federal income taxation on our U.S.-source shipping income if:

(1)	we are organized in a foreign country (our "country of organization") that grants an "equivalent exemption" to corporations organized in the United States; and

(2)	either

(A)
more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are "residents" of our country of organization or of another foreign country that grants an "equivalent exemption" to corporations organized in the United States, which we refer to as the "50% Ownership Test," or

(B)
our stock is "primarily and regularly traded on an established securities market" in our country of organization, in another country that grants an "equivalent exemption" to United States corporations, or in the United States, which we refer to as the "Publicly-Traded Test."

Liberia, the Marshall Islands and Cyprus, the jurisdictions where we and our ship-owning subsidiaries are incorporated, each has been formally recognized by the IRS as a foreign country that grants an "equivalent exemption" to United States corporations. Liberia was so recognized based on a Diplomatic Exchange of Notes entered into with the United States in 1988. It is not clear whether the IRS will still recognize Liberia as an "equivalent exemption" jurisdiction as a result of the New Act, discussed below, which on its face does not grant the requisite equivalent exemption to United States corporations. If the IRS does not so recognize Liberia as an "equivalent exemption" jurisdiction, we and our Liberian subsidiaries will not qualify for exemption under Code section 883 and would not have so qualified for 2002 and subsequent years. Assuming, however, that the New Act does not nullify the effectiveness of the Diplomatic Exchange of Notes, the IRS will continue to recognize Liberia as an equivalent exemption jurisdiction and we will be exempt from United States federal income taxation with respect to our U.S. source shipping income if either the 50% Ownership Test or the Publicly Traded Test is met. As discussed below, because our Class A common shares are publicly traded, it may be difficult for us to establish that we satisfy the 50% Ownership Test.

Treasury regulations issued under Code section 883 provide, in pertinent part, that stock of a foreign corporation will be considered to be "primarily traded" on an established securities market if the number of shares that are traded during any taxable year on that market exceeds the number of shares traded, during that year on any other established securities market. Our Class A common shares are "primarily traded" on the New York Stock Exchange.

Under the regulations, stock of a foreign corporation is considered to be "regularly traded" on an established securities market if (i) one or more classes of its stock representing 50 percent or more of its outstanding shares, by voting power and value, is listed on the market and is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year; and (ii) the aggregate number of shares of its stock traded during the taxable year is at least 10% of the average number of shares of the stock outstanding during the taxable year. Our shares are not "regularly traded" within the meaning of the regulations because of the voting power held by our Class B common shares. As a result, we do not satisfy the Publicly-Traded Test.

Under the regulations, if we do not satisfy the Publicly-Traded Test and therefore are subject to the 50% Ownership Test, we would have to satisfy certain substantiation requirements regarding the identity of our shareholders in order to qualify for the Code section 883 exemption. These requirements are onerous and due to the publicly-traded nature of our stock, we do not believe that we will be able to satisfy them. Since we do not satisfy the Publicly-Traded Test or the 50% Ownership Test, we will not qualify for the section 883 exemption.

Section 887

Since we do not qualify for exemption under section 883 of the Code for taxable years beginning on or after January 1, 2005, our U.S.-source shipping income, to the extent not considered to be "effectively connected" with the conduct of a U.S. trade or business, as discussed below, is subject to a 4% tax imposed by section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income is treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income will never exceed 2% under the 4% gross basis tax regime. This tax was $0.5 million, $0.8 million and $0.7 million for the tax years 2007, 2008 and 2009, respectively. Shipping income from each voyage is equal to the product of (i) the number of days in each voyage and (ii) the daily charter rate paid to the Company by the charterer. For calculating taxable shipping income, days spent loading and unloading cargo in the port were not included in the number of days in the voyage. We believe that our position of excluding days spent loading and unloading cargo in the port meets the more likely than not criterion to be sustained upon a future tax examination; however, there can be no assurance that the IRS would agree with our position. Had we included the days spent loading and unloading cargo in the port, additional taxes would amount to approximately $0.2 million, $0.3 million and $0.2 million for the tax years 2007, 2008 and 2009, respectively.

Effectively Connected Income

To the extent our U.S. source shipping income is considered to be "effectively connected" with the conduct of a U.S. trade or business, as described below, any such "effectively connected" U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% "branch profits" tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its U.S. trade or business.

Our U.S. source shipping income would be considered "effectively connected" with the conduct of a U.S. trade or business only if:

(1)	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

(2)
substantially all of our U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source shipping income will be "effectively connected" with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

We will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

Liberian Tax Considerations

The Company and certain of its subsidiaries are incorporated in the Republic of Liberia. The Republic of Liberia enacted a new income tax act generally effective as of January 1, 2001 ("New Act"). In contrast to the income tax law previously in effect since 1977 ("Prior Law"), which the New Act repealed in its entirety, the New Act does not distinguish between the taxation of non-resident Liberian corporations, such as ourselves and our Liberian subsidiaries, who conduct no business in Liberia and were wholly exempted from tax under Prior Law, and the taxation of ordinary resident Liberian corporations.

In 2004, the Liberian Ministry of Finance issued regulations pursuant to which a non-resident domestic corporation engaged in international shipping such as ourselves will not be subject to tax under the new act retroactive to January 1, 2001 (the "New Regulations"). In addition, the Liberian Ministry of Justice issued an opinion that the New Regulations were a valid exercise of the regulatory authority of the Ministry of Finance. Therefore, assuming that the New Regulations are valid, we and our Liberian subsidiaries will be wholly exempt from Liberian income tax as under Prior Law.

If we were subject to Liberian income tax under the New Act, we and our Liberian subsidiaries would be subject to tax at a rate of 35% on our worldwide income. As a result, our net income and cash flow would be materially reduced by the amount of the applicable tax.

If we were subject to Liberian income tax under the New Act, then shareholders of our Class A common stock would be subject to Liberian withholding tax on dividends paid by us at rates ranging from 15% to 20%.

In 2009, the Liberian Congress enacted the Economic Stimulus Taxation Act of 2009, which reinstates the treatment of non-resident Liberian corporation, such as ourselves and our Liberian subsidiaries, under Prior Law retroactive to January 1, 2001.  This legislation will become effective when it is finally published by the Liberian government.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL AND LIBERIAN INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE SHARES OF OUR CLASS A COMMON STOCK, INCLUDING THE EFFECT AND APPLICABILITY OF LIBERIAN AND OTHER FOREIGN TAX LAWS.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Under our Amended and Restated Articles of Incorporation, or the Articles, our authorized capital stock consists of 994,000,000 shares of our Class A common stock, par value $0.01 per share, and 1,000,000 shares of our Class B common stock, par value $0.01 per share, of which, as of August 4, 2010, 81,314,417 are issued and outstanding in the aggregate in Class A and Class B, consisting of 81,168,671 and 145,746 outstanding shares, respectively, and 5,000,000 preferred shares, par value $0.1 per share, of which none are issued and outstanding. All of our shares are in registered form. The following summary description of the terms of our capital stock is not complete and is qualified by reference to our Articles of Incorporation and By-Laws, copies of which we have filed as exhibits to periodic filings made by us with the Commission, the certificate of designations which we will file with the Commission at the time of any offering of our preferred stock, and information contained in our filings with the Commission to the extent these filings are incorporated by reference herein as set forth in "Where You Can Find Additional Information."

Share History

On May 22, 2007, we declared a quarterly cash dividend of $0.20 per share for the first quarter 2007, payable on June 15, 2007 to shareholders of record on June 1, 2007.

           On August 13, 2007, we declared a quarterly cash dividend of $0.20 per share for the second quarter 2007, payable on September 10, 2007 to shareholders of record as of August 31, 2007.

On November 13, 2007, we declared a quarterly cash dividend of $0.20 per share for the third quarter 2007, payable on December 11, 2007 to shareholders of record on November 30, 2007.

In February and March 2008, based on proposals of the Compensation committee and following the approval of the Company's Board of Directors, 10,996 shares were granted to the executive officers in the form of restricted stock and 10,420 restricted shares were granted to the chairman of the Board of Directors. Half of the shares vested on the first anniversary of the grant date and the remainder on the second anniversary of the grant date. The Chairman had the option to take the restricted stock in either Class A or Class B shares and the option was declared in favor of the Class B shares on June 4, 2008. On June 26, 2008, 10,420 shares of the Company's Class B common stock were issued to the Chairman.

On March 17, 2008, we declared a quarterly cash dividend of $0.20 per share for the fourth quarter 2007, paid on April 11, 2008 to shareholders of record on March 31, 2008.

On April 10, 2008, the Compensation Committee proposed and agreed that 500,000 shares of restricted stock, or the April Shares, were to be granted to Mr. Panayotides in recognition of his initiatives and efforts deemed to be outstanding and crucial to the success of the Company during 2007. 50% of the shares vested on December 31, 2008 and the remaining 50% vested on December 31, 2009. All stock awarded was in Class A shares. The Board of Directors approved the grant on April 11, 2008.

On April 15, 2008, we completed our acquisition of Quintana, and, pursuant to the Merger Agreement, each issued and outstanding share of Quintana common stock was converted into the right to receive (i) $13.00 in cash and (ii) 0.3979 shares of our Class A common stock. Total compensation paid by us for the acquisition of Quintana was $1.5 billion settled by $0.8 billion in cash and $0.7 billion in 23,496,308 shares of our Class A common stock.

On May 19, 2008, we declared a quarterly cash dividend of $0.20 per share for the first quarter 2008, paid on June 16, 2008 to shareholders of record on June 2, 2008.

On May 28, 2008, 9,816 restricted shares of Class A common stock were issued to the Company's executive officers and to Mr. Georgakis, the Company's Chief Executive Officer prior to the merger who was no longer employed by the Company as of that date.

On June 26, 2008, the April Shares were issued to the Chairman and, on the same date, 310,996 restricted shares of the Company's Class A common stock were issued in the aggregate to the Company's Chief Financial and Chief Operating Officers and to Mr. Molaris, who was then our Chief Executive Officer.  Following Mr. Molaris' resignation on February 23, 2009, the 300,000 restricted shares of the Company's Class A common stock issued to him on June 26, 2008 were cancelled as of the date of his resignation.

On July 1, 2008 and December 31, 2008, we issued a total of 392,801 shares of Class A common stock to our former vessel manager, Excel Management Ltd., pursuant to the anti-dilutive provisions of its management termination agreement with us. The anti-dilution provision lapsed as of January 1, 2009.

On July 3, 2008, we issued 39,650 shares of Class A common stock to certain ex-employees of Quintana as compensation under their severance agreements upon the acquisition of Quintana.

On August 11, 2008, we declared a quarterly cash dividend of $0.40 for the second quarter 2008, paid on September 15, 2008 to shareholders of record on September 1, 2008.

On November 5, 2008, we declared a quarterly cash dividend of $0.40 for the third quarter 2008, paid on December 5, 2008 to shareholders of record on November 20, 2008.

In November 2008, 240,000 restricted shares of our Class A common stock were issued in the aggregate to the Company's Chief Operating Officer and Mr. Eleftherios Papatrifon, the Company's Chief Financial Officer at the time. On December 31, 2008, the Company issued 97,129 restricted shares of Class A common stock as compensation to certain of the Company's key employees. The Compensation Committee proposed, and the Board approved, all of the aforementioned issuances of restricted shares to the Company's executive officers and directors in 2008.  Following Mr. Papatrifon's resignation on March 31, 2010, 30,060 remaining unvested restricted shares of our Class A common stock that were originally issued to him in November  2008 were cancelled as of the date of his resignation.

On December 31, 2008, we issued 1,100,000 shares of our Class A common stock to a company designated by the sellers of a vessel we previously agreed to acquire, as part of the termination of our obligation to buy this vessel.

On March 31, 2009, in exchange for an equity infusion of $45.0 million from entities affiliated with the family of Mr. Gabriel Panayotides, we issued to these entities an aggregate of 25,714,286 restricted shares of our Class A common stock and 5,500,000 warrants, with an exercise price of $3.50 per warrant. The 5,500,000 warrants had an initial exercise period that ran from April 1, 2009 through March 31, 2010. On March 31, 2010, these entities exercised 1,428,572 warrants, and the exercise period for the remaining 4,071,428 warrants was extended through December 31, 2010.

On June 22, 2009, based on proposals of the Compensation Committee and following the approval of our Board of Directors, 180,000 restricted shares of our Class A common stock were issued in the aggregate to our Chief Operating and Chief Financial officers at the time. These shares vested on July 1, 2009.

On July 16, 2009, based on proposals of the Compensation Committee and following the approval of our Board of Directors, 2,000,000 restricted shares of our Class A common stock were issued to the Chairman of our Board of Directors. 666,000 of these shares vested immediately upon granting, 666,000 of these shares vested on December 31, 2009, and the remaining 668,000 of these shares will vest on December 31, 2010.

On August 11, 2009, we issued 6,000,000 shares of our Class A common stock at $8.00 per share in a transaction registered pursuant to the Securities Act.

On September 24, 2009, our shareholders approved amendments to our Articles increasing the number of shares we may issue to an aggregate of 1,000,000,000 shares as follows: 5,000,000 shares of Preferred Stock (par value $0.1 per share), 994,000,000 Class A common shares (par value $0.01 per share), and 5,000,000 Class B common shares (par value $0.01 per share).

On October 26, 2009, based on discussions between the Compensation Committee and the non-independent members of our Board of Directors and following the approval of the non-independent members of our Board of Directors, an aggregate of 105,000 restricted shares of our Class A common stock were granted to our four independent directors. Half of the restricted shares vested immediately upon granting, and the remainder vested on June 30, 2010. The shares were issued on December 3, 2009.

On April 1, 2010, our Board of Directors approved the grant of 299,164 shares of our Class A common stock in the form of restricted stock units to certain of our employees to be vested by 33.3% on April 1, 2011 and 2012 and 33.4% on April 1, 2013. The restricted stock units granted will be recognized as expense over the vesting period based on their fair value on the grant date.

On July 7, 2010, our Board of Directors approved the grant of 1,965,000 shares of our Class A common stock and 35,000 shares of our Class B common stock in the form of restricted stock to the Chairman of our Board of Directors. 655,000 Class A restricted shares vested immediately upon granting and 655,000 Class A restricted shares will vest on each of July 7, 2011 and 2012. The Class B restricted shares vested immediately upon granting. The restricted stock granted will be recognized as expense over the vesting period based on its fair value on the grant date.

We have elected to satisfy our conversion obligation with respect to the remaining term of the notes exclusively in cash for 100% of the principal amount of the notes converted, and we have elected also to satisfy exclusively in cash any remaining amount with respect to such converted notes.

Common Shares

We have both Class A common shares and Class B common shares. As of August 4, 2010, we have 81,314,417 common shares outstanding in the aggregate, in two separate classes: 81,168,671 Class A common shares and 145,746 Class B common shares. The holders of the Class A shares are entitled to one vote per share on each matter requiring the approval of the holders of our common shares, whether pursuant to our Articles, our By-laws, the Liberian Business Corporation Act or otherwise. The holders of Class B shares are entitled to 1,000 votes per Class B share.  Holders of common shares are entitled to receive dividends, if any, lawfully declared by the board of directors out of funds legally available for dividends. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding common shares are fully paid and nonassessable. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future. Our Class A common shares are listed on the NYSE under the symbol "EXM".

Preferred Shares

Under the terms of our Articles, our Board of Directors has the authority, subject to the prior affirmative approval by the majority of the votes represented by all of our issued and outstanding shares of all classes and series voting as a single class, to issue up to 5,000,000 preferred shares. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such shares of preferred stock. At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, without stockholder approval, cause us to issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our stockholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our stockholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares. Our Board of Directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control in us or the removal of our management.

DESCRIPTION OF WARRANTS

The Warrants We May Offer

We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number and type of our securities purchasable upon exercise of such warrants;

•	the price at which our securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrants the Selling Securityholders Offer

The 4,071,428 warrants offered by selling securityholders pursuant to this prospectus feature an exercise price of $3.50 per share and expire at 5:00 p.m., New York City time, on December 31, 2010. The warrants may be exercised on a cashless basis.

The exercise price and number of shares of our Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including, among others, in the event of a stock dividend, or our recapitalization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of our Class A common stock at a price below the exercise price of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay to the exercising warrant holder an amount of cash equal to the then current trading price of our Class A common stock, or if there is no public market, cash equal to the then fair market value of the shares as reasonably determined by the Board of Directors of the Company, multiplied by such fraction.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each to be entered into between us and the trustee named in the indenture and dated as of a date on or prior to the issuance of the debt securities to which it relates. These debt securities may be senior or subordinated debt securities and may be issued pursuant to separate indentures, which may include a senior and a subordinated indenture, in each case between us and the trustee named in the indenture. Each indenture will be subject to the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.  A form of senior indenture and a form of subordinated indenture, each of which we refer to as the indenture and, collectively, the indentures, are attached as exhibits to the registration statement of which this prospectus forms a part.

Certain of our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indenture are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The indentures do not limit the amount of debt securities which may be issued. The debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The debt securities may be issued in one or more series. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Covenants

Under the terms of each indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

•
that so long as any offered debt securities are outstanding, we will (i) file with the Commission within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all quarterly and annual financial information required to be furnished or filed with the Commission pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•
that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

•
that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

•
that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our board of directors and material to the holders;

•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

•
that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in the indenture or any applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indenture

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•
changes the amount of securities whose holders must consent to an amendment, supplement or waiver, except to increase any such amount or to provide that certain provisions of the indenture cannot be modified, amended or waived without the consent of the holder of each outstanding security affected thereby;

•
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduces the principal amount payable of any security upon maturity;

•
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	changes the place or currency of payment of principal of or interest, if any, on any security other than that stated in the security;

•	impairs the right of any holder to receive payment of principal or, or interest on, the securities of such holder on or after the due dates therefor;

•	impairs the right to institute suit for the enforcement of any payment on, or with respect to, any security;

•
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his, her or its consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for the number of days specified in the indenture;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for the number of days specified in the indenture after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within the number of days specified in the indenture after we receive notice of the default;

•
the failure by us or any of our subsidiaries to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of the amount specified in the indenture, if the judgments are not paid, discharged, waived or stayed within the number of days specified in the indenture; or

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than the percentage specified in the indenture of the aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any such acceleration of the debt securities of any series for which the event of default has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

The Depository Trust Company, or DTC, is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation's or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.

The 2009 DTCC Board of Directors is composed of 18 directors serving one-year terms. Fourteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions. Two directors are designated by DTCC's preferred shareholders, NYSE Euronext and FINRA, and the remaining two are the chairman and chief executive officer and the president and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

The information in this section concerning DTC, DTCC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our purchase contracts, warrants, debt securities, preferred shares, Class A common shares or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and Class A common shares composing the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

SELLING SECURITYHOLDERS

From time to time the selling securityholders named in the table below may offer pursuant to this prospectus: (i) up to an aggregate of 29,894,005 shares of our Class A common stock, (ii) up to an aggregate of 4,071,428 warrants exercisable for shares of our Class A common stock, and (iii) up to an aggregate of 4,071,428 shares of our Class A common stock issuable upon the exercise of the warrants. We have filed the registration statement of which this prospectus forms a part in order to permit the selling securityholders or their respective transferees, donees, pledgees or successors-in-interest to offer these securities for resale from time to time.

27,142,858 shares of our Class A common stock covered by this prospectus were acquired by the selling securityholders Lhada Holdings Inc. and Tanew Holdings Inc., two entities affiliated with the family of the Chairman of our Board of Directors. The entities acquired 25,714,286 of such shares in the aggregate on March 31, 2009, in exchange for an equity infusion of $45.0 million, or the Equity Infusion. In addition to the 25,714,286 shares in the aggregate of our Class A common stock, we issued to these entities 5,500,000 warrants in exchange for the Equity Infusion, with an exercise price of $3.50 per warrant. These warrants had an exercise period that ran from April 1, 2009 through March 31, 2010. On March 31, 2010, these entities exercised 1,428,572 warrants to increase to 27,142,858 the amount of shares of our Class A common stock held by them, and the exercise period for the remaining 4,071,428 warrants was extended through December 31, 2010.

2,250,000 shares of our Class A common stock covered by this prospectus were acquired by Mr. Gabriel Panayotides, the Chairman of our Board of Directors. 250,000 and 2,000,000 of these Class A common shares were issued to Mr. Panayotides on June 26, 2008 and July 16, 2009, respectively, based on proposals of the Compensation Committee and following the approval of our Board of Directors, in recognition and consideration of Mr. Panayotides' service to us. Mr. George Agadakis acquired a total of 240,000 Class A common shares as follows: 150,000 shares on November 6, 2008 and 90,000 shares on March 11, 2009.  Mr. Lefteris Papatrifon acquired a total of 156,147 Class A common shares as follows: 1,996 shares on January 15, 2007; 4,211 shares on February 21, 2008; 59,940 shares on November 6, 2008 and 90,000 shares on March 11, 2009.  These shares were issued based on proposals of the Compensation Committee and following the approval of our Board of Directors, in recognition and consideration of Mr. Agadakis' and Mr. Papatrifon's service to us while they served as our Chief Operating Officer and Chief Financial Officer, respectively, from which each has since resigned. 105,000 shares of our Class A common stock covered by this prospectus were acquired by the following selling securityholders: Frithjof Platou, Evangelos Macris, Apostolos Kontoyannis and Trevor J. Williams. These selling securityholders, who are the independent directors of our Board, were granted such shares of our Class A common stock on October 26, 2009. The shares were granted in recognition and consideration of the independent directors' service to us, and the grant was based on discussions between the Compensation Committee and the non-independent members of our Board of Directors and following the approval of the non-independent members of our Board of Directors.

We have also agreed to use our commercially reasonably efforts to keep this prospectus current and available for resales by each such selling securityholder until such selling securityholders have sold all such shares or cease to serve on our board of directors.

The following table sets forth certain information with respect to the selling securityholders and their beneficial ownership of our Class A common shares. The table is based upon information provided by the selling securityholders. The table assumes that all the shares being offered by the selling securityholders pursuant to this prospectus are ultimately sold in the offering. The selling securityholders may sell some, all or none of their shares covered by this prospectus and as a result the actual number of shares that will be held by the selling securityholders upon termination of the offering may exceed the minimum number set forth in the table. In addition, the selling securityholders may have sold, transferred or otherwise disposed of our Class A common shares in a transaction exempt from the registration requirement of the Securities Act since the date on which they provided the information regarding their beneficial ownership of our Class A common shares.

Name of Selling Securityholder (1)	Number of Shares Beneficially Owned Prior to the Offering(2)		Ownership Percentage Prior to the Offering	Maximum Number of Shares Being Offered(3)	Number of Shares to Be Beneficially Owned Upon Termination of the Offering	Ownership Percentage Upon Termination of the Offering

Lhada Holdings Inc.	15,607,143	(4)	18.8%	15,607,143	0	0%
Tanew Holdings Inc.	15,607,143	(4)	18.8%	15,607,143	0	0%
Gabriel Panayotides	33,464,286	(5)	39.3%	2,250,000	0	0%
George Agadakis(6)	240,000		*	240,000	0	0%
Elefterios Papatrifon(7)	156,147		*	156,147	0	0%
Frithjof Platou(8)	30,000		*	30,000	0	0%
Evangelos Macris(9)	30,000		*	30,000	0	0%
Apostolos Kontoyannis(10)	30,000		*	30,000	0	0%
Trevor J. Williams(11)	15,000		*	15,000	0	0%
Total				33,965,433

*	Less than one percent
(1)
Unless otherwise indicated, the business address of each of the shareholders is c/o Excel Maritime Carriers Ltd., 17th km National Road Athens, Lamia & Finikos Street, 145-64 Nea Kifisia, Athens, Greece.

(2)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act.
(3)	Does not include shares beneficially owned by a selling securityholder that are being offered for sale by other selling securityholders.
(4)	Includes 2,035,714 shares of our Class A common stock issuable upon exercise of warrants.
(5)	Includes 4,071,428 shares of our Class A common stock issuable upon exercise of warrants.
(6)	Mr. Agadakis' address is 53, Matheou Liouga, 166 75 Glifada, Athens, Greece.
(7)	Mr. Papatrifon's address is Dionisou 31, 151 27 Melissia, Athens, Greece.
(8)	Mr. Platou's address is c/o Stoud & Co Limited, 25 Duke Street, London W1U 1LD, United Kingdom.
(9)	Mr. Macris' address is c/o Law Office Evangelos S. Macris, 143 145 Notara, 185 36 Piraeus, Athens, Greece.
(10)	Mr. Kontoyannis' address is 10, Skouze Street, 185 36 Piraeus, Athens, Greece.
(11)	Mr. Williams' address is c/o Consolidated Servises Limited, 3rd Floor, Par La Ville Place, 14 Par La Ville Road, Hamilton Bermuda, P.O Box HM 2257, Bermuda.

Name of Selling Securityholder(1)	Number of Warrants Beneficially Owned Prior to the Offering(2)	Ownership Percentage Prior to the Offering	Maximum Number of Warrants Being Offered(3)	Number of Warrants to Be Beneficially Owned Upon Termination of the Offering	Ownership Percentage Upon Termination of the Offering

Lhada Holdings Inc.	2,035,714	50.0%	2,035,714	0	0%
Tanew Holdings Inc.	2,035,714	50.0%	2,035,714	0	0%
Gabriel Panayotides	4,071,428	100.0%	0	0	0%
Total			4,071,428

(1)
Unless otherwise indicated, the business address of each of the warrantholders is c/o Excel Maritime Carriers Ltd., 17th km National Road Athens, Lamia & Finikos Street, 145-64 Nea Kifisia, Athens, Greece.

(2)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act.
(3)	Does not include warrants beneficially owned by a selling securityholder that are being offered for sale by other selling securityholders.

PLAN OF DISTRIBUTION

We or any selling security holder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we or any selling security holder may sell some or all of our or any selling security holder's securities included in this prospectus, through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or any selling security holder may enter into option or other types of transactions that require us or them to deliver our or any selling security holder's securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling security holder may enter into hedging transactions with respect to our or any selling security holder's securities. For example, we or any selling security holder may:

•	enter into transactions involving short sales of our or any selling security holder's shares of common stock by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us or any selling security holder to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or any selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling security holder or borrowed from us or any selling security holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling security holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling security holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our or any selling security holder's securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our or any selling security holder's behalf that participate with us or any selling security holder in the distribution of the securities may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we or any selling security holder are not a party to any agreement, arrangement or understanding between any broker or dealer and us or any selling security holder with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us or any selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers and our directors or any selling security holder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our or any selling security holder's, as the case may be, common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this registration statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us or any selling security holder for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$67,364.94
Financial Industry Regulatory Authority Fee	$	_______	*
Blue sky fees and expenses	$	_______	*
NYSE Supplemental Listing Fee	$	_______	*
Printing and engraving expenses	$	_______	*
Legal fees and expenses	$	_______	*
Accounting fees and expenses	$	_______	*
Indenture trustee fees and expenses	$	_______	*
Rating agency fees	$	_______	*
Transfer Agent fees	$	_______	*
Miscellaneous	$	_______	*

Total	$	_______	*

*	To be provided by amendment or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Liberian law.

EXPERTS

The consolidated financial statements of Excel Maritime Carriers Ltd. appearing in Excel Maritime Carriers Ltd.'s Annual Report on Form 20-F, as amended on July 22, 2010, for the year ended December 31, 2009 and the effectiveness of Excel Maritime Carriers Ltd.'s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2007 and 2006 and for each of the two years in the period ended December 31, 2007 and the period from January 13, 2005 (inception) through December 31, 2005 of Quintana Maritime Limited, incorporated in this Prospectus by reference from Excel Maritime Carriers Ltd.'s Report on Form 6-K, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis, S.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Commission on March 10, 2010, as amended on July 22, 2010; and

•
our Reports on Form 6-K submitted to the Commission on June 6, 2008 (financial statements of Quintana for the year ended December 31, 2007 and unaudited pro forma condensed and combined financial statements as of and for the year ended December 31, 2007), June 6, 2008 (financial statements of Quintana for the first quarter of 2008), June 1, 2009 (only with respect to the consolidated balance sheet of Excel Maritime Carriers Ltd. as of December 31, 2007 included therein) and August 5, 2010 (results and unaudited financial statements of Excel Maritime Carriers Ltd. as of and for the six months ended June 30, 2010).

In addition, any Annual Report on Form 20-F filed after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities registered hereby have been sold or that deregisters all securities then remaining unsold, and our Reports on Form 6-K furnished to the Commission after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in to this prospectus, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the Commission.

In addition, the description of Excel Class A common shares contained in Excel's registration statements under Section 12 of the Exchange Act is incorporated into this prospectus by reference.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

17th km National Road Athens
Lamia & Finikos Street,
145-64 Nea Kifisia
Athens, Greece
(011)(30) (210) 620-9520

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent public accountants, and intend to furnish semi-annual reports containing selected unaudited financial data for the first six months of each fiscal year. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Excel Maritime Carriers Ltd.

$750,000,000

Class A Common Stock, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts and Units

Up to 29,894,005 Class A Common Stock, up to 4,071,428 Warrants and up to 4,071,428 Class A Common Stock underlying the Warrants Offered by Selling Securityholders

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Section 7.01 of the By-laws of the Company provides that:

The corporation shall indemnify any director or officer of the corporation who was or is an "authorized representative" of the corporation (which shall mean for the purposes of this Article a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (which shall include for purposes of this Article any investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful.  The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of no contest of its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 7.02 of the By-laws of the Company provides that:

The corporation shall indemnify any director or officer of the corporation who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or any investigative proceeding by or on behalf of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such corporate proceedings was pending shall determine upon applications that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 7.03 of the By-laws of the Company provides that:

To the extent that an authorized representative of the corporation who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.  Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by Section 7.01 or 7.02 of this Article to indemnify such person in such circumstances to such extent if such person were or had been a director or officer of the corporation.

Section 7.04 of the By-laws of Excel provides that:

Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or Section 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(1)           by the board of directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

(2)           if such a disinterested quorum is not obtainable, by a majority of the entire board, including as voting members those directors who are or were parties to such third party or corporate proceeding, or

(3)           if such a disinterested quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion upon reference by the board of directors, or

(4)           by the shareholders upon reference by the board of directors.

Section 7.05 of the By-laws of Excel provides that:

Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director or officer of the corporation by the corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article and may be paid by the corporation in advance on behalf of any other authorized representative when authorized by the board of directors on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

Section 7.06 of the By-laws of Excel provides that:

The indemnification of authorized representatives, as authorized by this Article shall:

(1)           not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity.

(2)           continue as to a person who has ceased to be an authorized representative, and

(3)           inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.07 of the By-laws of Excel provides that:

Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

Section 7.08 of the By-laws of Excel provides that:

The corporation may purchase and maintain insurance on behalf of any person specified in the Business Corporation Act against liability asserted against him and incurred by him, whether or not the corporation would have power to indemnify him against such liability under the provisions of the Business Corporation Act.

Article Eleventh to the Articles of Incorporation of Excel provides that:

No Director or officer of the Corporation shall be personally liable to the Corporation or to any shareholder of the Corporation for monetary damages for breach of fiduciary duty as a Director or officer, provided that this provision shall not limit the liability of a Director or officer (i) for any breach of the Director's or the officer's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director or officer derived an improper personal benefit.

Section 6.13 of the Liberian Business Corporation Act provides as follows:

Indemnification of directors and officers.

(1)
Actions not by or in right of the corporation.  A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation.  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or nor opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful.  To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in the defense of a claim, issued or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final deposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Insurance.  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(6)
Other rights of indemnification unaffected.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(7)
Continuation of indemnification.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such persons.

Item 9.  Exhibits

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number                      Description

1.1	Underwriting Agreement (for equity securities)*
1.2	Underwriting Agreement (for debt securities)*
3.1	Amended and Restated Articles of Incorporation of the Company, adopted April 1, 2008, incorporated by reference to Exhibit 1.0 of the Company's Form 6-K submitted on April 11, 2008.
3.2	Amended and Restated By-Laws of the Company adopted on January 10, 2000, incorporated by reference to Exhibit 1.0 of the Company's Form 6-K submitted on September 5, 2007.
4.1	Specimen Class A Common Stock Certificate, incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form F-1, Registration No. 33-8712 filed on May 6, 1998.
4.2	Specimen Class B Common Stock Certificate, incorporated by reference to the Company's Form 20-F filed on June 29, 2006.
4.3	Specimen Preferred Share Certificate*
4.4	Form of Senior Debt Securities Indenture
4.5	Form of Subordinated Debt Securities Indenture
4.6	Specimen Warrant Certificate*
4.7	Form of Warrant Agreement*
4.8	Form of Purchase Contract*
4.9	Form of Unit Agreement*
4.10	Warrant No. W-1 issued to Lhada Holdings Inc.
4.11	Amendment No. 1 to Warrant No. W-1 issued to Lhada Holdings Inc.
4.12	Warrant No. W-2 issued to Tanew Holdings Inc.
4.13	Amendment No. 1 to Warrant No. W-2 issued to Tanew Holdings Inc.
4.14
Agreement and Plan of Merger, dated as of January 29, 2008, between the Company, Quintana Maritime Limited and Bird Acquisition Corp., incorporated by reference to Exhibit 1 to the Company's Form 6-K submitted on January 31, 2008

4.15
First Amendment to Agreement and Plan of Merger, dated as of January 29, 2008, between the Company, Quintana Maritime Limited and Bird Acquisition Corp., incorporated by reference to Exhibit 2.1 to the Company's Form 6-K submitted on February 11, 2008

5.1
Opinion of Seward & Kissel LLP, United States and Liberian counsel to the Registrant, as to the validity of the common shares, preferred shares, debt securities, warrants, purchase contracts and units and selling securityholder warrants

23.1	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.
23.2	Consent of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A.
23.3	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
24	Power of Attorney (included in the signature page hereto)
25.1	T-1 Statement of Eligibility*

*           To be filed either as an amendment or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this Registration Statement

Item 10.  Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included is to contained in reports filed with or furnished to the Commission that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this Registration Statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement.

(6)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(7)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(8)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

EXCEL MARITIME CARRIERS LTD.

By:	/s/ Gabriel Panayotides
Name:	Gabriel Panayotides
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Gabriel Panayotides Gabriel Panayotides	Chairman of the Board of Directors and President
/s/ Frithjof Platou Frithjof Platou	Director
/s/ Evangelos Macris Evangelos Macris	Director
/s/ Apostolos Kontoyannis Apostolos Kontoyannis	Director
/s/ Hans J. Mende Hans J. Mende	Director
/s/ Trevor J. Williams Trevor J. Williams	Director
/s/ Eleftherios Papatrifon Eleftherios Papatrifon	Director
/s/ Pavlos Kanellopoulos Pavlos Kanellopoulos	Chief Financial Officer
/s/ Christina Zitouni Christina Zitouni	Chief Accounting Officer

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Excel Maritime Carriers Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

LOWLANDS BEILUN SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Lowlands Beilun Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON MINER SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Miner Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

KIRMAR SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Kirmar Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON BEAUTY SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Beauty Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON MANOLIS SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Manolis Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON BROOKE SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Brooke Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON LINDREW SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Lindrew Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

COAL HUNTER SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Coal Hunter Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

PASCHA SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Pascha Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

COAL GYPSY SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Coal Gypsy Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON ANNE SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Anne Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON VASSILIS SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Vassilis Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON BILL SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Bill Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

SANTA BARBARA SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Santa Barbara Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

ORE HANSA SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Ore Hansa Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON KALYPSO SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Kalypso Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON FUZEYYA SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Fuzeyya Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON BRADYN SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Bradyn Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

GRAIN HARVESTER SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Grain Harvester Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

GRAIN EXPRESS SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Grain Express Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON KNIGHT SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Knight Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

COAL PRIDE SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Coal Pride Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON MAN SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Man Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

COAL AGE SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Coal Age Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

FEARLESS I SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Fearless I Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

BARBARA SHIPCO LLC
By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Barbara Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

LINDA LEAH SHIPCO LLC
By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Linda Leah Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

KING COAL SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou , Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of King Coal Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

COAL GLORY SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Coal Glory Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

FIANNA NAVIGATION S.A.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Fianna Navigation S.A., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

MARIAS TRADING INC.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Marias Trading Inc., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

YASMINE INTERNATIONAL INC.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Yasmine International Inc., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

TANAKA SERVICES LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Tanaka Services Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

AMANDA ENTERPRISES LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Amanda Enterprises Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

WHITELAW ENTERPRISES CO.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Whitelaw Enterprises Co., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

CANDY ENTERPRISES INC.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Candy Enterprises Inc., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

FOUNTAIN SERVICES LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Fountain Services Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

HARVEY DEVELOPMENT CORP.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Harvey Development Corp., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

TEAGAN SHIPHOLDING S.A.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Teagan Shipholding S.A., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

MINTA HOLDINGS S.A.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Minta Holdings S.A., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

ODELL INTERNATIONAL LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Odell International Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

INGRAM LIMITED

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Ingram Limited, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

SNAPPER MARINE LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Snapper Marine Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

BARLAND HOLDINGS INC.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Barland Holdings Inc., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

CENTEL SHIPPING COMPANY LIMITED

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Centel Shipping Company Limited, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

CASTALIA SERVICES LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Castalia Services Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

SANDRA SHIPCO LLC

By:	/s/Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Sandra Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

CHRISTINE SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	Director, President, Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title	Signature	Title

/s/Ourania Galanou		/s/ Corbin J. Robertson Jr.
Ourania Galanou	Director, President, Secretary	Corbin J. Robertson Jr.	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Christine Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

HOPE SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Hope Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

FRITZ SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	Director, President, Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title	Signature	Title

/s/Ourania Galanou		/s/ Hans J. Mende
Ourania Galanou	Director, President, Secretary	Hans J. Mende	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Fritz Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

BENTHE SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	Director, President, Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title	Signature	Title

/s/Ourania Galanou		/s/ Hans J. Mende
Ourania Galanou	Director, President, Secretary	Hans J. Mende	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Benthe Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

GAYLE FRANCES SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	Director, President, Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title	Signature	Title

/s/Ourania Galanou		/s/ Hans J. Mende
Ourania Galanou	Director, President, Secretary	Hans J. Mende	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Gayle Frances Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

IRON LENA SHIPCO LLC

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	Director, President, Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title	Signature	Title

/s/Ourania Galanou		/s/ Hans J. Mende
Ourania Galanou	Director, President, Secretary	Hans J. Mende	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Iron Lena Shipco LLC, has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

MARYVILLE MARITIME INC.

By:	/s/ George Perivolaris
Name:	George Perivolaris
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Perivolaris, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ George Perivolaris George Perivolaris	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Maryville Maritime Inc., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

POINT HOLDINGS LTD.

By:	/s/Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Point Holdings Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

THURMAN INTERNATIONAL LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Thurman International Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

BIRD ACQUISITION CORP.

By:	/s/ Ourania Galanou
Name:	Ourania Galanou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ourania Galanou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Ourania Galanou Ourania Galanou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Bird Acquisition Corp., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

MAGALIE INVESTMENTS CO.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Magalie Investments Co., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

MELBA MANAGEMENT LTD.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Melba Management Ltd., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

NAIA DEVELOPMENT CORP.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Naia Development Corp., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on August 5, 2010.

LIEGH JANE NAVIGATION S.A.

By:	/s/ Evaggelia Piggou
Name:	Evaggelia Piggou
Title:	President, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evaggelia Piggou, Gary J. Wolfe, Robert E. Lustrin and Anthony Tu-Sekine, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on August 5, 2010 in the capacities indicated.

Signature	Title
/s/ Evaggelia Piggou Evaggelia Piggou	Sole Director, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Liegh Jane Navigation S.A., has signed this registration statement in Delaware, on August 5, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:   Managing Director

SK 02545 0001 1116978 v6